EXHIBIT 3.2


                                     BYLAWS

                                       OF

                          KIMMINS REINCORPORATION, INC.

                             (a Florida corporation)

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                                    ARTICLE I
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                                     OFFICES
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     SECTION 1.  REGISTERED  OFFICE.  The registered  office of the  corporation shall be located at c/o Corporation Service Company, 1201 Hays Street, Tallahassee, Florida 32301.

     SECTION 2. OTHER OFFICES. The corporation may have such other offices and places of business, within or without the State of Florida, as shall be determined from time to time by the directors.

                                   ARTICLE II
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                                  SHAREHOLDERS
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     1. SHARE CERTIFICATES.  Certificates  evidencing  fully-paid shares of the corporation shall be in such form as shall be adopted by the Board of Directors, and shall set forth thereon the statements prescribed by Section 607.0625 of the Florida Business Corporation Act ("Business Corporation Act") and by any other applicable provision of law, must be signed, either manually or in facsimile, by any one of the following officers: the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or by any officer designated by the Board of Directors, and may bear the corporate seal or its facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

     2. FRACTIONAL SHARES OR SCRIP. The corporation may: issue fractions of a share or pay in money the fair value of fractions of a share; make arrangements, or provide reasonable opportunity, for any person entitled to or holding a fractional interest in a share to sell such fractional interest or to purchase such additional fractional interests as may be necessary to acquire a full share; and issue scrip in registered or bearer form, over the manual or facsimile signature of an officer of the corporation or its agent, entitling the holder to receive a full share upon surrendering enough scrip to equal a full share. Each certificate representing scrip must be conspicuously labeled "scrip" and must contain the information required by Section 607.0625 of the Business Corporation Act. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip provides for them. The Board of Directors may authorize the issuance of scrip subject to any condition considered desirable, including (a) that the scrip will become void if not exchanged for full shares before a specified date; and (b) that the shares for which the scrip is exchangeable may be sold and the proceeds paid to the scripholders.

     4. LOST OR DESTROYED CERTIFICATES. The holder of any certificate representing shares of stock of the corporation may notify the corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the corporation against any loss or liability by reason of the issuance of such new certificates.

     5. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any.

     6. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders to demand a special meeting, or to take any other action, the Board of Directors, of the corporation may fix a date as the record date for any such determination of shareholders, such date in any case to be not less than ten, and not more than sixty days, before the meeting or action requiring such determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

     7. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Act confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

     8. SHAREHOLDER MEETINGS.

     - TIME. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the Chairman of the Board of Directors (who may call a special meeting in his discretion) and must be called by the Chairman of the Board of Directors upon demand by Shareholders made in accordance with the Articles of Incorporation.

     - PLACE. Annual meetings and special meetings shall be held at such place in or out of the State of Florida as the directors shall from time to time fix.

     - CALL. Annual meetings may be called by the directors or the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner.

     - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. The corporation shall notify shareholders of the date, time, and place of each annual and special shareholders' meeting. Such notice shall be no fewer than ten nor more than sixty days before the meeting date. Unless the Business Corporation Act or the articles of incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice shall be given in the manner provided in Section 607.0141 of the Business Corporation Act, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. Unless the Business Corporation Act or the articles of incorporation require otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting. A shareholder may waive any notice required by the Business Corporation Act, the articles of incorporation, or the Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     - SHARES HELD BY NOMINEES. The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The extent of this recognition may be determined in the procedure.

     - QUORUM. At any meeting of the Shareholders, the holders of a majority of the shares of stock then entitled to vote shall constitute a quorum for all purposes, except as otherwise provided by law or the Certificate of Incorporation. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

     - VOTING. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Business Corporation Act requires a greater number of affirmative votes. At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy, and, except as otherwise expressly provided for by statute, by the Articles of Incorporation or by these By-laws, shall have one vote for each share of stock registered in his name.

     ADJOURNED MEETINGS. Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 120 days, or if after the adjournment of new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting

                                   ARTICLE III
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                               BOARD OF DIRECTORS
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     1.  FUNCTIONS  GENERALLY -  COMPENSATION.  The Board of Directors may adopt such rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the affairs of the corporation as it may deem proper, not inconsistent with the laws of the State of Florida, the Articles of Incorporation or these Bylaws.

     In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the corporation and do such lawful acts and things except as are by statute, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

     2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Florida. The initial Board of Directors shall consist of one person, which shall be the number of directors until changed. The number of directors of the corporation shall be determined from time to time by resolution of the directors, who shall hold office for the term of one year and until their successors are duly elected and qualify.

     3. MEETINGS. Meetings of the Board of Directors may be held at any place, either within or without the State of Florida, provided a quorum be in attendance. Except as may be otherwise provided by the Articles of Incorporation or by the Florida Business Corporation Act, a majority of the directors in office shall constitute a quorum at any meeting of the Board of Directors and the vote of a majority of a quorum of directors shall constitute the act of the Board of Directors.

     The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of stockholders. Regular meetings of the Board of Directors may be established by a resolution adopted by the Board of Directors. The Chairman of the Board of Directors may call, and at the unanimous request of all of the directors the Chairman of the Board or the President must call, a special meeting of the Board of Directors on at least 24 hours' notice to each director. Except as may otherwise be specifically provided by these Bylaws, the purpose or purposes of any such special meeting need not be stated in said notice, although the time and place of the meeting shall be stated. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objection to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of such Board of Directors or Committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board of Directors or the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or Committee shall be filed with the minutes of the meetings of the Board of Directors or Committee.

     Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, or any other director chosen by the Board.

     5. REMOVAL OF DIRECTORS, VACANCIES, RESIGNATIONS. The shareholders may remove one or more directors with or without cause pursuant to the provisions of
Section 607.0808 of the Business Corporation Act. Except as otherwise provided in the Articles of Incorporation or in the following paragraph, vacancies occurring in the membership of the Board of Directors, from whatever cause arising (including vacancies occurring by reason of the removal of directors without cause and newly created directorships resulting from any increase in the authorized number of directors), may be filled by electing a successor by a majority vote of the remaining directors, though less than a quorum, who shall hold office for the unexpired term and until his successor is elected and qualified or his earlier resignation or removal.

     Any director may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect upon receipt thereof by the Board, or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Chairman.

     6. COMMITTEES. The Board of Directors by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution or in the articles of incorporation or the Bylaws, shall have and may exercise all the authority of the Board of Directors, except such authority as may not be delegated under the Business Corporation Act. Each committee may have two or more members, who serve at the pleasure of the Board of Directors. The provisions of Sections 607.0822, 607.0823, and
607.0824 of the Business Corporation Act, which govern meetings, notice and waiver of notice, and quorum and voting requirements, apply to committees and their members as well.

                                   ARTICLE III
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                                    OFFICERS
                                    --------

     EXECUTIVE OFFICERS. The corporation shall have such officers with such titles and duties as shall be stated in a resolution adopted by the Board of Directors, all of whom shall be elected annually by the Board of Directors, who shall hold office at the pleasure of the Board of Directors. Any two or more offices may be held by one person. All vacancies occurring among any of the officers shall be filled by the Board of Directors. Any officer may be removed at any time by the affirmative majority (unless the Articles of Incorporation requires a larger vote) of the directors present at a special meeting of the Board of Directors called for that purpose or by the unanimous written consent of the Board of Directors.

     OTHER OFFICERS. The Board of Directors may appoint such other officers and agents with such powers and duties as it shall deem necessary.

     THE CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and all meetings of the shareholders. The Chairman of the Board shall appoint an officer or director of the corporation to preside over any of such meetings that he does not attend. The Chairman of the Board shall be the Chief Executive and Chief Operating Officer of the corporation and he shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee.

     THE PRESIDENT. The President shall be in charge of the day-to-day operations of the corporation and shall have the powers and duties usually and customarily associated with the office of the President subject to the direction of the Chairman of the Board and the Board of Directors.

     THE VICE-PRESIDENT. The Vice-President, or if there be more than one, the senior Vice-President as determined by the Board of Directors, shall have such powers and duties as may be delegated to them by the President, subject to the direction of the Chairman of the Board.

     THE TREASURER AND ASSISTANT TREASURER. The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the corporation and shall deposit or cause to be deposited under his direction all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to the authority granted by it; he shall receive and give receipts and acquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation, of whatever nature, upon maturity; he shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation, he shall render to the President and the Board whenever they may require it an account of all his transactions as Treasurer and of the financial condition of the corporation, and he shall perform all other duties incident to the office of Treasurer and as may be prescribed by the Board of Directors.

     The Assistant Treasurer shall, in case of the absence of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other powers and duties as may be delegated to them by the Board of Directors.

     THE SECRETARY AND ASSISTANT SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the shareholders; he shall attend to the giving and serving of all notices to stockholders and directors or other notices required by law or by these Bylaws; he shall affix the seal of the corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the Board of Directors; he shall have charge of the certificate books and stock books and such other books and papers as the Board of Directors may direct, and he shall perform all other duties incident to the office of Secretary.

     The Assistant Secretary shall, in the absence of the Secretary, perform the duties and exercise the powers of Secretary, and shall have such other powers and duties as may be delegated to them as the Board of Directors may direct.

     SALARIES. The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.

                                   ARTICLE IV
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                                 CORPORATE SEAL
                                 --------------

     The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                                    ARTICLE V
                                    ---------

                                   FISCAL YEAR
                                   -----------

     The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VI
                                   ----------

                               CONTROL OVER BYLAWS
                               -------------------

     The Board of Directors may amend or repeal these Bylaws unless the Articles of incorporation or the Business Corporation Act reserve this power exclusively to the shareholders in whole or in part, or the shareholders in amending or repealing the Bylaws generally or a particular Bylaw provision provide expressly that the Board of Directors may not amend or repeal the Bylaws, generally or that Bylaw provision. The shareholders may amend or repeal these Bylaws even though the Bylaws may also be amended or repealed by the Board of Directors. No provision of this Article shall be construed as purporting to negate the requirements of Section 607.1201 of the Business Corporation Act.

                                   ARTICLE VII

                                  MISCELLANEOUS


     SECTION 1. DIVIDENDS. The Board of Directors may declare dividends from time to time upon the capital stock of the corporation from the surplus or net profits available therefor.

     SECTION 2. CHECKS, NOTES, ETC. Checks, notes, drafts, bills of exchange and orders for the payment of money shall be signed or endorsed in such manner as shall be determined by the Board of Directors.

     The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner, as may be determined from time to time by the Board of Directors.

     SECTION 6. INDEMNIFICATION. All persons who the corporation is empowered to indemnify pursuant to the provisions of Florida Business Corporation Act (or any similar provision or provisions of applicable law at the time in effect) shall be indemnified by the corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other such rights to which those seeking indemnification from the corporation may be entitled, including, but not limited to, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, other by-law or charter provision, vote of stockholders or directors, or otherwise.

     I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of Kimmins Reincorporation, Inc., a corporation of the State of Florida, as in effect on the date hereof.

     WITNESS my hand and the seal of the corporation.

Dated:


                                               ---------------------------------
                                               Secretary of
                                               Kimmins Reincorporation, Inc.

(SEAL)

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